UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2023

ALPHA ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-55586	90-1020566
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14143 Denver West Blvd Ste. 100, Golden CO	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-819-0604

N/A
Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
-	-	-

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2023, Alpha Energy, Inc. (“Alpha” or the “Company”) increased the number of directors comprising its Board of Directors (“Board”) from four to five members and appointed Isaac Dietrich as a member of the Board and as a member of its Audit Committee (“Audit Committee”), which appointment became effective February 27, 2023, and the Audit Committee elected Mr. Dietrich its Chairman.

Mr. Dietrich is deemed an “independent” director as such term is defined by Rule 803 of the NYSE American Company Guide (“Rule 803”). There are no family relationship between Mr. Dietrich and any of our other officers and directors. Mr. Dietrich will serve until the Company’s 2023 Annual Meeting of stockholders or until his successor has been duly elected and qualified.

Mr. Dietrich founded Greenwave Technology Solutions, Inc. (“Greenwave”) (f/k/a MassRoots, Inc.) (NASDAQ:GWAV) where he held the following positions with the company: Chief Executive Officer (April 2013 – October 2017, December 2017 – September 2021); Chairman of the Board (April 2013 – October 2017, December 2018 – June 2021); Chief Financial Officer (April 2013 – May 2014, August 2017 – October 2017, March 2021 – November 2021); and a member of its Board of Directors (April 2013 – November 2021).

During this time, Mr. Dietrich was instrumental in raising over $80 million through public and private offerings of equity instruments, developing a shareholder base of more than 27,000 investors, and closing an acquisition that resulted in $30 million in reported revenue in fiscal year 2022.  Mr. Dietrich was previously the co-founder of RoboCent.com from June 2012 until December 2016, where he helped build the company into one of the nation's leading political communications companies with hundreds of Congressional, Senatorial, Gubernatorial, state, and local campaigns as clients.

Mr. Dietrich is qualified to serve as a member of the Company’s Board of Directors and Audit Committee because of his extensive experience in operating a publicly-traded company.

The foregoing is a summary description of the terms and conditions of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement filed as Exhibit 10.1 hereto.

In addition, on February 24, 2023 the Company adopted a Form of Indemnification Agreement for its directors, officers and third parties.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1 10.2 104
Indemnification Agreement dated as of February 27, 2023 by and between Isaac Dietrich and Alpha Energy, Inc.
Form of Indemnification Agreement.
Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Energy, Inc.

March 1, 2023	By:	/s/ Jay Leaver
	Name:	Jay Leaver
	Title:	President